As filed with the Securities and Exchange Commission on September 5, 1997
                                                      Registration No. 333-_____
================================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                             ----------------------------

                                       FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------------

                                VEECO INSTRUMENTS INC.
                (Exact name of registrant as specified in its charter)

     DELAWARE                                                   11-2989601
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                      TERMINAL DRIVE, PLAINVIEW, NEW YORK  11803
                       (Address of principal executive offices)

             STOCK OPTION AGREEMENT DATED JULY 25, 1997 BETWEEN VEECO
                      INSTRUMENTS INC. AND ESTHER J. DAVENPORT

             STOCK OPTION AGREEMENT DATED JULY 25, 1997 BETWEEN VEECO
                     INSTRUMENTS INC. AND ROBERTO CONSTANTAKIS

                                   EDWARD H. BRAUN
                   CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                VEECO INSTRUMENTS INC.
                                    TERMINAL DRIVE
                              PLAINVIEW, NEW YORK  11803
                       (Name and address of agent for service)

                                    (516) 349-8300
            (Telephone number, including area code, of agent for service)

                                      Copies to:
                                 RORY A. GREISS, ESQ.
                     KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP
                                   425 PARK AVENUE
                              NEW YORK, NEW YORK  10022
                                    (212) 836-8000

                             ----------------------------

                              CALCULATION OF REGISTRATION FEE

========================================================================================================================
Title of securities to be     Amount to be   Proposed maximum              Proposed maximum         Amount of
registered                    registered     offering price per unit (2)   aggregate offering       registration fee
                                                                           price (2)
- ------------------------------------------------------------------------------------------------------------------------
Common Stock, par             30,547 shares       $2.20                    $67,203.40
value $.01 per share
- ------------------------------------------------------------------------------------------------------------------------
Common Stock, par             95,461 shares       $1.27                    $121,235.47
value $.01 per share
- ------------------------------------------------------------------------------------------------------------------------
Common Stock, par             10,182 shares       $2.18                    $22,196.76
value $.01 per share
- ------------------------------------------------------------------------------------------------------------------------
Totals                        136,190 shares (1)                          $210,635.63                  $63.83
========================================================================================================================

- ---------------------------------

(1) This total represents (a) 126,008 shares of Common Stock which may be issued upon exercise of stock options granted under the Stock Option Agreement dated July 25, 1997 between the Registrant and Esther J. Davenport and (b) 10,182 shares of Common Stock which may be issued upon exercise of stock options granted under the Stock Option Agreement dated July 25, 1997 between the Registrant and Roberto Constantakis (collectively, the "Option Agreements").

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the respective exercise prices of the options granted under the Option Agreements.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

          1. Veeco Instruments Inc.'s (the "Company") Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996.

          2.   The Company's Current Report on Form 8-K, dated March 5, 1997.

          3. The Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1997.

          4. The description of the common stock, par value $.01 per share, of the Company ("Common Stock") contained in the Company's Registration Statement on Form 8-A, dated November 18, 1994.

          5.   The Company's Current Report on Form 8-K, dated August 11, 1997.

          6. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

          All documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Paragraph 9 of the Company's Amended and Restated Certificate of Incorporation ("Paragraph 9") permits the Company to indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL") each person that such Section grants the Company the power to indemnify. Paragraph 10 of the Company's Amended and Restated Certificate of Incorporation ("Paragraph 10") eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breaches of fiduciary duty as directors to the fullest extent permitted by Delaware law.

          Paragraph 9 and Paragraph 10 are consistent with the DGCL, which permits a Delaware corporation (i) to include in its certificate of incorporation a provision limiting or eliminating a director's liability for monetary damages for breach of the duty of care and (ii) to indemnify certain individuals, including its directors, officers and employees.

          Paragraph 10 protects the Company's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under the DGCL, absent Paragraph 10, directors could be held liable for gross negligence in the performance of their duty of care but not for simple negligence. Paragraph 10 absolves directors of liability for negligence in the performance of their duties, including gross negligence. Directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Paragraph 10 also does not absolve directors of liability under Section 174 of the DGCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability.

          Under the DGCL, current and former directors and officers as well as other employees and individuals (and persons serving at the request of the Company as a director, officer, employee or agent for another entity) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

          The DGCL provides that the indemnification and advancement of expenses granted pursuant to it shall, unless otherwise provided when authorized, continue as to each person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          The Company maintains insurance to cover directors and officers against liability which they may incur in such capacity.

          Except to the extent hereinabove set forth, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is therefore unenforceable.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

 Exhibit
   No.         Description

   5.1 Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP with respect to legality of securities being registered (filed herewith).

   10.1 Stock Option Agreement, dated July 25, 1997, between Veeco Instruments Inc. and Esther J. Davenport.

   10.2 Stock Option Agreement, dated July 25, 1997, between Veeco Instruments Inc. and Roberto Constantakis.

   23.1        Consent of Ernst & Young LLP (filed herewith).

   23.2 Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP (included in Exhibit 5.1).

   24 Powers of Attorney (included on the signature page of this Registration Statement).

ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

     A.   1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York on August 28, 1997.

                              VEECO INSTRUMENTS INC.


                              By:/s/ Edward H. Braun
                                 ---------------------------
                                   Edward H. Braun
                                   Chairman, Chief Executive
                                   Officer and President

     POWER OF ATTORNEY. Each person whose signature appears below hereby authorizes each of Edward H. Braun and John F. Rein, Jr., as attorney-in-fact, to sign and file on his or her behalf, individually and in each capacity stated below, any post-effective amendment to this registration statement or any registration statement relating to this offering.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

                                                                    Date
                                                                    ----

/s/ Edward H. Braun                                           August 28, 1997
- -----------------------------------
Edward H. Braun
Chairman, Chief Executive Officer,
President and Director
(principal executive officer)


/s/ John F. Rein, Jr.                                         August 28, 1997
- -----------------------------------
John F. Rein, Jr.
Vice President-Finance,
Chief Financial Officer,
Secretary and Treasurer
(principal financial officer)

                                                                    Date
                                                                    ----


/s/ Walter J. Scherr                                          August 28, 1997
- -----------------------------------
Walter J. Scherr
Director


/s/ Richard A. D'Amore                                        August 28, 1997
- -----------------------------------
Richard A. D'Amore
Director


/s/ Joel A. Elftmann                                          August 28, 1997
- -----------------------------------
Joel A. Elftmann
Director


/s/ Paul R. Low                                               August 28, 1997
- -----------------------------------
Paul R. Low
Director

/s/ James C. Wyant                                            August 31, 1997
- -----------------------------------
James C. Wyant
Director

                                    EXHIBIT INDEX

  EXHIBIT  NO.                     DOCUMENT
  -----------                      --------

    5.1             Opinion of Kaye, Scholer, Fierman, Hays &
                    Handler, LLP with respect to legality of securities being registered (filed herewith).

    10.1 Stock Option Agreement, dated July 25, 1997, between Veeco Instruments Inc. and Esther J.
                    Davenport.

    10.2 Stock Option Agreement, dated July 25, 1997, between Veeco Instruments Inc. and Roberto
                    Constantakis.

    23.1            Consent of Ernst & Young LLP (filed herewith).

    23.2 Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP (included in Exhibit 5.1).

    24 Powers of Attorney (included on signature page of this Registration Statement).